Exhibit 10.3
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In fiscal 2002, the Company's March 18, 1999 employment agreement with Steven J.
Bildeau was modified as follows:

Section 3.e was amended by:

o Adding the phrase "and become exercisable" immediately following the phrase "immediately vest".
o Adding the phase " or, within six months after the change in control, by Company pursuant to clause 3.b (iii)," immediately following the phrase ", should Executive terminate the Employment Term pursuant to clause 3.b (iv) or (v),"
o Replacing the phrase "Executive shall be entitled to the payments and insurance coverage referred to in clauses 3.c(i), (ii) and (iii)" with the phrase "Executive shall be entitled to payments referred to in clause 3.c(i), the insurance coverages referred to in clause 3.c(iii), and a payment in the amount of $341,120 on the day of termination."




In fiscal 2002, the Company's  January 7, 2000 employment  agreement with Andrew
M. Caggia was modified as follows:

Section 3.e was amended by:

o Adding the phrase "and become exercisable" immediately following the phrase "immediately vest".
o Adding the phase " or, within six months after the change in control, by Company pursuant to clause 3.b (iii)," immediately following the phrase ", should Executive terminate the Employment Term pursuant to clause 3.b
     (iv),".
o Replacing the phrase "Executive shall be entitled to the payments and insurance coverage referred to in clauses 3.c(i), (ii) and (iii)" with the phrase "Executive shall be entitled to payments referred to in clause 3.c(i), the insurance coverages referred to in clause 3.c(iii), and a payment in the amount of $130,000 on the day of termination."